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          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                     ARTICLES SUPPLEMENTARY

         Alliance Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 3,000,000,000 shares and classifies such additional shares as follows:

Designation                                           Number of Shares
AllianceBernstein International Value Portfolio
    Class A Common Stock                              500,000,000
AllianceBernstein Small Cap Value Portfolio
    Class A Common Stock                              500,000,000
AllianceBernstein Value Portfolio
    Class A Common Stock                              500,000,000
AllianceBernstein International Value Portfolio
    Class B Common Stock                              500,000,000
AllianceBernstein Small Cap Value Portfolio
    Class B Common Stock                              500,000,000
AllianceBernstein Value Portfolio
    Class B Common Stock                              500,000,000

Each portfolio of the Corporation is referred to herein as a "Portfolio."

         SECOND: The shares of the Class A Common Stock and the Class B Common Stock of the Portfolios of the Corporation as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the applicable Portfolios (other than those provisions of the Charter which by their terms are applicable solely to one or more other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

              (1) The assets attributable to the Class A and the Class B Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation.

              (2) The dividends and distributions of investment income and capital gains with respect to the Class A
         Common Stock and the Class B Common Stock of a Portfolio



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         shall be in such amount, which may vary between the
         classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the other classes of that Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the classes of that Portfolio and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of a Portfolio among the various classes of a Portfolio shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

              (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock and the Class B Common Stock of a Portfolio shall have
         (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of that Portfolio and
         (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the applicable class of that Portfolio.

         THIRD:    A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 20,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $20,000,000, classified as follows:





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                                        Class A        Class B
Name of Portfolio                     Common Stock   Common Stock

Money Market Portfolio               1,000,000,000  1,000,000,000

Premier Growth Portfolio               500,000,000    500,000,000

Growth and Income Portfolio            500,000,000    500,000,000

U.S. Government/High Grade
Securities Portfolio                   500,000,000    500,000,000

High-Yield Portfolio                   500,000,000    500,000,000

Total Return Portfolio                 500,000,000    500,000,000

International Portfolio                500,000,000    500,000,000

Short-Term Multi-Market
    Portfolio                          500,000,000    500,000,000

Global Bond Portfolio                  500,000,000    500,000,000

North American Government
    Income Portfolio                   500,000,000    500,000,000

Global Dollar Government
    Portfolio                          500,000,000    500,000,000

Utility Income Portfolio               500,000,000    500,000,000

Conservative Investors
    Portfolio                          500,000,000    500,000,000

Growth Investors Portfolio             500,000,000    500,000,000

Growth Portfolio                       500,000,000    500,000,000

Worldwide Privatization
    Portfolio                          500,000,000    500,000,000

Technology Portfolio                   500,000,000    500,000,000

Quasar Portfolio                       500,000,000    500,000,000

Real Estate Investment
    Portfolio                          500,000,000    500,000,000

         B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is


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23,000,000,000 shares, the par value of each class of stock being
$.001 per share, with an aggregate par value of $23,000,000, classified as follows:

                                        Class A        Class B
Name of Portfolio                     Common Stock   Common Stock

Money Market Portfolio               1,000,000,000  1,000,000,000

Premier Growth Portfolio               500,000,000    500,000,000

Growth and Income Portfolio            500,000,000    500,000,000

U.S. Government/High Grade
Securities Portfolio                   500,000,000    500,000,000

High-Yield Portfolio                   500,000,000    500,000,000

Total Return Portfolio                 500,000,000    500,000,000

International Portfolio                500,000,000    500,000,000

Short-Term Multi-Market
    Portfolio                          500,000,000    500,000,000

Global Bond Portfolio                  500,000,000    500,000,000

North American Government
    Income Portfolio                   500,000,000    500,000,000

Global Dollar Government
    Portfolio                          500,000,000    500,000,000

Utility Income Portfolio               500,000,000    500,000,000

Conservative Investors
    Portfolio                          500,000,000    500,000,000

Growth Investors Portfolio             500,000,000    500,000,000

Growth Portfolio                       500,000,000    500,000,000

Worldwide Privatization
    Portfolio                          500,000,000    500,000,000

Technology Portfolio                   500,000,000    500,000,000

Quasar Portfolio                       500,000,000    500,000,000





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Real Estate Investment
    Portfolio                          500,000,000    500,000,000

AllianceBernstein International Value
    Portfolio                          500,000,000    500,000,000

AllianceBernstein Small Cap Value
    Portfolio                          500,000,000    500,000,000

AllianceBernstein Value
    Portfolio                          500,000,000    500,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Variable Products Series Fund, Inc. has caused these Articles Supplementary to be executed by the Chairman of the Board of Directors of the Corporation and witnessed by its Secretary as of the 31st day of January, 2001. The Chairman of the Board of Directors of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE VARIABLE PRODUCTS SERIES
                             FUND, INC.


                             By:/s/John D. Carifa
                                -----------------------------
                                John D. Carifa
                                Chairman

WITNESS:

/s/Edmund P. Bergan, Jr.
----------------------------
Edmund P. Bergan, Jr.
Secretary



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